EXHIBIT 10.21

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this Agreement"), dated November 2.2005 (the "Effective Date"), is entered into by and between SEARCHHELP, INC. Delaware corporation (the "Company"), AmberAlertAgent Development Company, LLC, a California limited liability company ("Consultant") and Carl Perkins, Duane Brinson, Philip Dizon, Edward Sullivan, Gil Amelio and Richard A. Weintraub ("Principals") as to Section 6(g) of this Agreement only.

                                   WITNESSETH:

      WHEREAS, the Company desires to retain Consultant on an exclusive basis as provided in this Agreement and Consultant desires to be so retained;

      WHEREAS, the Company shall grant Consultant, as a consultant of the Company, access to confidential information with respect to the Company and its affiliates; and

      WHEREAS, the members of the Consultant have entered into an Escrow Agreement of even date with the Company whereby such members have deposited an aggregate of 1,500,000 shares of common stock of the Company with the escrow agent (the "Escrowed Shares").

      NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS that for and in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

      1. Retention. The Company hereby retains Consultant on an exclusive basis, and Consultant hereby accepts such retention, upon the terms and conditions set forth in this Agreement.

      2. Duties; Standard of Care; Authority.

      (a) Duties. Consultant shall provide the services as set forth on Exhibit A hereto (the "Services"). Consultant shall dedicate sufficient time for the performance of the Services. Notwithstanding any of the foregoing, Consultant shall not have any authority to bind the Company or otherwise commit the Company contractually. Consultant may use the services of any employees or other third parties in performing the Services; provided that such employees or third parties agree in writing to the terms and conditions of Sections 6 and 7 of this Agreement.

      (b) Standard of Care. Consultant shall provide his services under this Agreement in a good and workmanlike manner, giving advice and making recommendations that are in accordance with all applicable laws and regulations using the same degree of care, skill and prudence that would be customarily exercised for his own account, in a manner he reasonably believes to be in the best interest of the Company as an independent company hiring consulting services to assist it to achieve its objectives.

      (c) Authority. The Company shall retain the ultimate authority and responsibility over the overall policy, operation and assets of the Company, including but not limited to the sole authority to manage and supervise all operations of the Company.

      3. Term and Termination.

      (a) The Company may terminate this Agreement for Cause (as hereinafter defined) by giving Consultant thirty (30) days prior written notice of its intent to so terminate. Consultant shall have an opportunity during such thirty
(30) day period to cure the condition representing the Cause for termination as identified in the above-referenced notice of termination if such condition is amenable to cure. If Consultant fails to cure such condition during the thirty
(30) day cure period, this Agreement shall immediately terminate and be of no further force and effect except for obligations under Sections 6 and 7 below. Upon such termination, except for obligations under Sections 6 and 7 below, the parties shall have no further obligation to each othe, other than the Company's obligation to pay the Fee compensation earned as of the date of termination. For purposes of this Section 3(a), "Cause" shall be defined as any of the following:

      (i) a material breach of a covenant, representation or warranty under this Agreement;

      (ii) commission of a criminal act or an act of fraud or malfeasance, any of such acts of which damages the Company; or

      (iii) failure to provide the Services as set forth in Exhibit A.

In the event that the Company terminates this Agreement without cause, or fails to pay the Consulting Fee set forth in Exhibit B within thirty (30) days of the due date,, Consultant will be entitled to all of the Fees set forth in Exhibit B hereto and the release of the Escrowed Shares pursuant to Section 4.3(a) of the Escrow Agreement of even date.

      (b) Consultant may terminate this Agreement by giving the Company at least fourteen (14) days prior written notice. Upon such termination, except for obligations under Sections 6 and 7 below, the parties shall have no further obligation to each other, other than the Company's obligation to pay the Fees earned as of the date of termination and the release of the Escrowed Shares (but only if the Services set forth in subpart (a) of Exhibit A have been completed).

      (c) Unless earlier terminated in accordance with the terms set forth hereinabove, this Agreement shall terminate upon the earlier of (i) thirty six
(36) months after the Effective Date hereof, or (ii) upon completion of the Services as set forth in Exhibit A hereto (the "Term"), except for obligations under Sections 6 and 7 below (the "Termination Date").

      4. Compensation. As compensation for the services rendered under this Agreement, Consultant shall be entitled to receive the following:

      (a) Fees. During the term of this Agreement, Consultant shall receive fees which are payable as set forth on Exhibit B hereto (the "Fees"). Unless an additional agreement is entered into by the parties hereto, Consultant will not charge, nor be entitled to any further compensation for the Services.

      (b) Expenses. During the term of this Agreement, Consultant shall be entitled to reimbursement from the Company for reasonable and necessary out-of-pocket travel and other expenses incurred by Consultant in rendering services under this Agreement, in accordance with the

Company's standard reimbursement procedures, provided that Consultant must obtain prior written consent from the Company to incur such expenses.

      The compensation set forth in this Section 4 will be the sole compensation payable to Consultant for consulting services and no additional compensation or fee will be payable by the Company to Consultant by reason of any benefit gained by the Company directly or indirectly through Consultant's consulting efforts under this Agreement, nor shall the Company be liable in any way for any additional compensation or fee for consulting services unless the Company shall have expressly agreed thereto in writing.

      5. Independent Contractor Status. The Company and Consultant agree that Consultant is an independent contractor under this Agreement and shall in no way be considered to be an agent, affiliate, partner or joint venturer of the Company. Consultant shall only consult and render advice and shall not undertake to commit the Company to any course of action in relation to third persons, except as requested by the Company. Consultant shall be liable for any and all federal, state, and local employment taxes, social security and unemployment compensation taxes, worker's compensation payments and any other taxes arising out of his performance of this Agreement and shall furnish evidence of such compliance or an applicable waiver of requirements to the Company upon request.

      6. Confidentiality. As used in this Agreement, the term "Confidential Information" means all confidential and proprietary information related to the business, products, or sales of the Company or any of its subsidiaries or divisions, and its affiliates and customers. including without limitation any inventions, discoveries, works in progress, trade secrets, reports, investigations, experiments, research, know-how, techniques, processes, manuals, codes, software, computer applications and programs, disks, tapes, data sheets, files, records, documents, drawings, sketches, designs, plans, proposals, marketing and sales programs, customer lists, customer mailing lists, supplier lists, financial projections, cost summaries, pricing and other formulas and all information derived from or related thereto as well as all other concepts, ideas, materials, or information prepared or performed for or by the Company and its affiliates and customers. All such information shall be Confidential Information whether furnished to Consultant by the Company or its affiliates or customers or whether made, conceived, developed, prepared, or acquired by Consultant alone or in conjunction with others prior to or during the Term of this Agreement or at any other point during which Consultant rendered services to the Company. Confidential Information shall not include information which is or becomes publicly published in any written documents or otherwise becomes a part of the public domain through no act of Consultant.

      (a) Disclosure. Consultant recognizes and acknowledges that he has had, and during the term of his retention under this Agreement he will have, access to Confidential Information and that such information constitutes a valuable asset unique to the Company and its affiliates. Consultant recognizes and acknowledges that the Company and its affiliates are entitled to prevent the disclosure of Confidential Information and that any such disclosure will result in irreparable injury and damage to the Company or its affiliates and constitute a breach of this Agreement. Consultant agrees to hold in strict confidence and not to use or disclose any Confidential Information for or to any person, firm, corporation, association, or entity either during the term of this Agreement or for a period of one (1) year following its termination for any reason, except as authorized by the Company or as is necessary for the performance of duties under this Agreement but only after having received written consent from the Company which consent shall be limited to the specific Confidential Information described therein. Consultant shall take such protective measures as are reasonably necessary to preserve the confidentiality of such Confidential Information and shall exercise his best efforts to prevent any unauthorized parties from gaining access thereto.

      (b) Proprietary Interests. Consultant understands and agrees that any Confidential Information is and shall remain the sole and exclusive property of the Company and is subject to the obligations of confidentiality and non-use set forth herein. Consultant agrees that ownership of all originals and copies of any Confidential Information vests in the Company from the time of its creation, together with all copyright and other intangible rights in works embodied therein, Consultant shall promptly report the making of all Confidential Information to the Company; and Consultant agrees to execute any and all documents necessary to vest or protect the Company's interests in said Confidential Information, including but not limited to the execution of written assignments thereof to the Company. Consultant agrees to assist the Company, at its expense, in making and prosecuting any and all patent, trademark, or copyright applications relating to any Confidential Information. Consultant agrees that any Confidential Information shall be promptly delivered to the Company upon its request or upon the termination of this Agreement for any reason, together with any and all copies or reproductions thereof.

      (c) Confidential Information of Others. Consultant shall not, at any time during the Term, improperly use or disclose any proprietary information or trade secrets of any other person or entity and Consultant shall not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such person or entity unless consented to in writing by such person or entity.

      (d) License. Nothing contained in this Agreement shall he construed as a grant of any right or license or an offer to grant any rights or licenses with respect to such Confidential Information. or any portion thereof, except as expressly set forth herein.

      (e) Return of Materials at Termination. Upon the termination of Consultant's retention with the Company for any reason whatsoever, Consultant will promptly deliver to the Company all data, documents and other information pertaining to Confidential Information. Consultant shall not take any data, documents, or other information or any reproduction or excerpt thereof which contains or pertains to any Confidential Information. Consultant shall execute such documents as the Company reasonably shall require confirming the return of all such materials.

      (f) Associations with Co-Workers. Consultant agrees that during his retention and for the one (1) year following the termination of this Agreement for any reason, he will not, either directly or indirectly or by acting in concert with others, employ or solicit or attempt to employ or solicit for any employment any of the Company's employees. Consultant will not, either directly or indirectly or by acting in concert with others, seek to induce or influence any employee to leave the Company's employment.

      (g) Non-Competition Agreement.

      (i) Consultant and Principals agree that on the termination of this Agreement for any reason whatsoever, he will not for a period of thirty-six (36) months from and after the Effective date of this Agreement (the "Non-Compete Term") engage in any business whether as an employee, principal, owner, manager, director, consultant or otherwise, either directly or indirectly, alone or in conjunction with any person, firm or corporation, related to the Software to he developed in subpart (a) of Exhibit A to this Agreement, anywhere in the world. As separate consideration for this non-competition provision, Company shall pay to Consultant at the commencement of the Non-Compete Term the consideration specified in Exhibit A hereto (the `Non-Competition Consideration").

      (ii) Consultant further agrees that during the Non-Compete Term, he will not, either directly or indirectly, alone or in conjunction with any person, firm or corporation, contact or solicit for any business purpose whatsoever any customer of Company.

      (iii) Consultant's non-competition and secrecy obligations hereunder shall not preclude Consultant from owning less than five percent (5%) of the common stock of any publicly traded corporation conducting business activities similar to those of the Company. If at any time the provisions of this Section 6(g) are determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6(g) shall be considered divisible and shall be immediately amended so that the non-competition obligations pertain only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Consultant agrees that this
Section 6(g) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein and the amended provisions had been so included.

      (iv) Consultant agrees that in the event he breaches the provisions of this Section 6(g), Company shall be entitled to obtain a restraining order and/or injunction restraining and enjoining Consultant from competing against the Company or forming relationships, directly or indirectly, with similar business or companies.

      7. Inventions.

      (a) Disclosure to Company. Consultant agrees to promptly disclose to the Company any and all inventions, original works of authorship, software, discoveries, improvements, developments, concepts, trade secrets, ideas, formulas, trademarks, compositions, code, designs, programs, techniques, processes, improvements and know-how, whether or not reduced to writing or practice and whether or not patentable or registerable under copyright or similar laws, conceived or developed or reduced to practice as described in subpart (a) of Exhibit A to this Agreement by Consultant during the Term, either alone or jointly in conjunction with others, which relate, to any extent, to or result from the actual or anticipated business, work, research or investigations of the Company or which result, to any extent, from the use of the Company's premises or property (the work being hereinafter collectively referred to as the "Intellectual Property").

      (b) Proprietary Interest in Intellectual Property. Consultant acknowledges and agrees that all Intellectual Property shall be the sole and exclusive property of the Company or any other entity designated by it and Consultant hereby transfers and assigns to the Company its entire right and interest in and to such Intellectual Property. Consultant further agrees, as to all

Intellectual Property, to assist the Company, at the Company's expense, to obtain and from time to time to enforce patents and copyrights on the Intellectual Property in any and all countries during the term of this Agreement. To that end, by way of illustration but not limitation, Consultant will testify in any suit or other proceeding involving any of the Intellectual Property, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents and copyrights on Intellectual Property and enforcing same, and execute all necessary assignments of Intellectual Property to the Company or persons designated by it. Consultant's obligation to assist the Company in obtaining and enforcing patents and copyrights for the Intellectual Property shall continue beyond the termination of its retention but the Company shall compensate Consultant at a reasonable rate after such termination for the time actually spent by Consultant, at the Company's request, on such assistance and the Company's requests for assistance shall be reasonable in light of Consultant's then existing business commitments. Consultant hereby irrevocably appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact to act for and on behalf of Consultant in filing all patent and copyright applications, amendments, renewals, and all other appropriate documents in any tray related to Intellectual Property. The Company will promptly notify Consultant following any such filing, provided that the Company will not be obligated to make such notification if, as a result, the Company would be deemed in violation of any agreement or order to which it is subject or bound.

      (c) Work Made For Hire. Consultant acknowledges that any copyrightable contributions made by Consultant to the Intellectual Property were prepared by the Consultant within the scope of its engagement by the Company within the meaning of 17 U.S.C. ss. 101. In no way limiting the foregoing, Consultant agrees that portions of the Intellectual Property developed by Consultant for the Company constitute contributions to one or more collective works and that the Consultant and the Company agree for purposes of 17 U.S,C. ss. 101 that such portions constitute works made for hire.

      (d) No Obligation to Market. The decision whether or not to commercialize or market any invention developed by Consultant solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and, except as set forth in this Agreement, Consultant agrees that no royalty will be due to him as a result of the Company's efforts to commercialize or market any such invention.

      8. Miscellaneous.

                  (a) Remedies Upon Breach By Consultant. The Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Consultant from violating any of the terms of this Agreement, to enforce the specific performance by Consultant of any of the terms of this Agreement, and to obtain damages, or any of such remedies, including, without limitation, the return of all compensation and consideration given to Consultant hereunder, and nothing contained in this Agreement shall be construed to prevent such remedy or combination of remedies as the Company may elect to invoke. Consultant acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently. the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this

Agreement. Consultant recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and goodwill of the Company and its affiliates.

      (b) Remedies Upon Breach by The Company. In the event of any breach of this Agreement by the Company, Consultant shall be entitled, if he so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin the Company from violating any of the terms of this Agreement and to obtain damage, or any of such remedies, but nothing contained in this Agreement shall be construed to prevent such remedy or combination of remedies as Consultant may elect to invoke. Notwithstanding the foregoing, in the event that the Company fails to pay the Consulting Fee owing to Consultant hereunder, Consultant shall give the Company fourteen (14) days written notice of such failure to pay. In the event the Company has not paid Consultant such amounts owing as Consulting Fee by the expiration of such fourteen (14) day period, Consultant shall he entitled to terminate this Agreement, and Consultant shall no longer be bound by his obligations to the Company under Sections 6(f) or 6(g) hereof; provided, however; that should Consultant prevail in a suit against the Company for amounts owing as Consulting Fee hereunder, any amounts awarded to Consultant in such suit shall be offset by such amounts (in cash, cash-equivalent or property) as Consultant receives. The other provisions of Section 6 and Section 7 shall remain in full force and effect following termination under this Section 8(b).

      (c) Attorneys' Fees. In the event of any litigation concerning any controversy, claim, or dispute between the parties to this Agreement which arises out of or relates to this Agreement or the breach or interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred in the litigation or in the enforcement or collection of any judgment or award rendered therein. The term "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the party in whose favor a judgment is rendered. In the event any party defaults under this Agreement, such defaulting party shall pay all the expenses, attorneys' fees, and costs incurred by the other party in connection with such default, whether or not any litigation is commenced.

      (d) Other Obligations. Consultant represents and warrants that he has not, as of the execution of this Agreement, assumed any obligations inconsistent with those contained herein,

      (e) Notices. All notices, requests, demands, payments, and other communications made pursuant to this Agreement shall be in writing and shall be deemed properly given if hand delivered, if sent by mail, telegraph, or overnight courier service, or if transmitted by telecopy or similar service to the parties hereto either at the address set forth below for such person or at such other address as such person may from time to time specify by written notice pursuant to this Section 8(e). Any such notice shall be deemed to have been delivered on the date of delivery if hand delivered, upon confirmation if transmitted by telecopy or similar service, or as of three days after depositing such notice with the United States postal service if sent by mail or if delivered to an overnight courier service and shall be delivered with postage prepaid, return receipt requested, and properly addressed as follows:

If to the Company:     SEARCHHELP, INC.
                       Attn: William Bozsnyak
                       1055 Stewart Avenue, Suite 12
                       Bethpage, NY 11714
                       Fax:     516-624-0638
                       Email: wbozsnyak@searchhelp.com

With copy to:          James D. Fornari. Esq.
                       Gersten Savage, LLP
                       600 Lexington Avenue
                       New York, New York 10022

If to Consultant:      Carl Perkins
                       1981 Valley Quail
                       Santa Ana, CA 92705
                       Fax: 949-588-9102
                       Email: carlp99@pacbell.net

With copy to:          Weintraub Law Group PC
                       10085 Carroll Canyon Road,. Suite 210
                       San Diego, California 92131
                       Attention: Richard A Weintraub, Esq.
                       Fax: 858-566-7010
                       Email: rick@weintraublawgroup.com

      (f) Binding Agreement; Assignment. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Company and its successors and assigns, and to Consultant's heirs. The Company shall have the right to assign this Agreement to any affiliate or to its successors or assigns in its sole discretion. The terms "successors" and "assigns" shall include any person, corporation, partnership, or other entity that buys all or substantially all of the Company's assets or all of its stock or with which the Company merges or consolidates. The rights, duties, or benefits of Consultant under this Agreement are personal to him and no such right, duty, or benefit may be assigned by Consultant to any other person or entity. The parties to this Agreement acknowledge and agree that the Company's affiliates and customers are express third-party beneficiaries of the covenants and agreements of Consultant set forth in Sections 6 and 7 above.

      (g) Entire Agreement; Amendment. This Agreement, the Escrow Agreement and the agreements incorporated and contemplated herein constitute the entire agreement between the Company and Consultant with respect to the subject matter hereof and supersede any and all prior or contemporaneous agreements between the parties, either written or oral, with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing and signed by all the parties hereto. Any waiver of the terms and conditions of this Agreement must be in writing and signed by all the parties hereto and any such waiver shall not be construed as a waiver of any other terms and conditions of this Agreement.

      (h) Severability. If any provision of this Agreement shall he found to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions shall remain in full force and effect. Any provision of this Agreement held illegal, invalid, or unenforceable shall remain in full force and effect to the extent not so held. In lieu of the provision held illegal. invalid, or unenforceable, there shall be automatically added as part of this Agreement a provision as similar in its terms to such invalid provision as may be possible and may be legal, valid, and enforceable.

      (i) Counterparts. This Agreement may be executed in several counterparts and each such counterpart shall be deemed an original copy of this Agreement when so executed and such counterparts shall, when taken together, constitute and be one and the same instrument.

      (j) Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

      (k) Captions. The captions and headings in this Agreement are made for purposes of convenience and general reference only and shall not be construed to define, limit, or otherwise affect any of the terms or provisions of this Agreement.

      (1) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of laws thereof.

      (m) Affiliate. An "affiliate" of any party hereto shall mean any person controlling, controlled by, or under common control with such party.

      IN WITNESS WHEREOF, the parties executed this Agreement to be effective the Effective Date set forth above.


                                 THE COMPANY:

                                 SEARCHHELP, INC.

                                 By: __________________
                                 Joe Carrizzo, President

                                 CONSULTANT:

                                 AMBER ALERT AGENT DEVELOPMENT COMPANY, LLC

                                 By: __________________
                                 Carl Perkins, Manager

                                 -------------------------------------
                                 Carl Perkins, as to Section 6(g) only

                                 --------------------------------------
                                 Duane Brinson, as to Section 6(g) only

                                 -------------------------------------
                                 Philip Dizon, as to Section 6(g) only

                                 ----------------------------------------
                                 Edward Sullivan, as to Section 6(g) only

                                 ---------------------------------------------
                                 Richard A. Weintraub, as to Section 6(g) only

                                    EXHIBIT A

                                    SERVICES

The Services shall include:

(a) the creation of all such Software, within six (6) months from the receipt by the Consultant of the initial installment of $25,000 of the $150,000 fee ("Fees") due on the Effective Date, as is necessary to permit the Company to provide a user downloadable product to:

         (i) receive Amber Alert Feeds directly from the NCMEC
(wwww.missingkids.com), Geo-Code the Alerts as they come in from NCMEC and send the Alerts back out via email, cell text message and system tray to the corresponding region, zip code or radius based on zip code, such that, by way of example only, people in NY or CT will not receive an Amber Alert from Florida, etc.;

         (ii) receive alerts that are relevant to a person's area:

         (iii) scrape or parse all state sites that display sex offender information and then Geo-Code this information according to a radius based on zip code provided by the user;

         (iv) combine both products into an application for parents to download. Once the application is downloaded, a small icon will reside in the system tray (next to the computer's clock). The parent will log in, enter their zip code, address or cross street and radius. Once the parent does this, a map will appear and show the location for each sex offender in relation to where the parent lives. Click on the offender and see their exact address, image, etc. This application will notify the parent if any offender changed their address and also show any new offenders in the subject area, will update the information weekly and will permit those users who have already downloaded the Software to automatically receive the updated information.

         (v) create such additional Software such that in each application that is downloaded, there will be technology built in (user is unaware of this technology) that will capture all "404 Errors" that are generated by the used in their browser's URL.

         (vi) create such additional Software such that if the user uninstalls the product for any reason, all files and the "404 Errors" is uninstalled, including, without limitation Software that will upon installation advise the user that the product contains "404 Error"" technology and obtains an End User License Agreement ("EULA") from the end user.

         (vii) create additional Software to permit the Company to have a pop-up box to permit the Company to display a message to permit the up selling of its products.

(b) after completion of the development of the Software. Consultant will provide assistance to Company for 180 days with Internet marketing, customer support, maintenance of the product website, including maintenance of current data regarding Amber Alerts and Sex Offenders, server hosting and related activities. Should Company desire additional support after the completion of the 180 day post development period, Company and Consultant agree to negotiate in good faith a subsequent agreement to provide ongoing support at a level and rate to be mutually agreed upon.

      (c) after completion of the development of the Software, receive Amber Alert Fees from NCMEC for the earlier of (i) three (3) years from the date of this Agreement: or (ii) the length of the agreement with NCMEC.

                                    EXHIBIT B
                                      FEES

Consulting Fee: The Company is currently offering common stock pursuant to a Private Placement Memorandum dated July 12, 2005 (the "Memorandum"). The Company shall pay to Consultant a consulting fee to be used solely for the providing of the Services set forth above and the creation of the Software and user downloadable product ("Fees") in the amount of (i) $150,000 payable $25,000 on the Effective Date and on the 1st day of each and every month thereafter until paid; and (ii) one-half of funds provided by investors introduced by the Consultant, its members and/or affiliates in excess of $300,000, payable within five (5) business days of the receipt of such funds; provided, however, that the maximum Consulting Fee to Consultant is $250,000. In the event that investor funds are provided by investors introduced by the Consultant, its members and/or affiliates in amounts up to $300,000 prior to the payment of the fee installments in (i) of this paragraph, those installments shall be accelerated up to one-half of the investor funds raised so that the fee of $150,000 may be paid, payable within five (5) business days of the receipt of such funds.

Participation Fees: In addition, the Company shall provide to the Consultant participation fees equal to fifty percent (50%) of the Net Profits of AmberAlertAgent, Inc. ("AAA") as computed according to GAAP. The sole business of AAA shall be the development of Software developed as a result of the Services provided under subpart (a) of Exhibit A of this Agreement, and any products resulting therefrom. Net profit shall mean for each Fiscal period, the total revenue of the Company derived from the sale, licensing or other commercialization of the Software, as limited above, minus the total expenses incurred in the sale, licensing or other commercialization resulting therefrom, including, but not limited to, any and all expenses related to the production, marketing (direct and indirect) and or distribution of the Software, commissions, promotions, in-kind discounts, written materials, mailings, distribution or other lists, infomercials, CD costs, packaging, shipping and handling, warehousing, rents, hardware and hardware upgrades, hosting and bandwidth charges, and any and all applicable local, state and Federal taxes and charges, and any other expenses as may to applicable thereto; provided however, that such expenses are mutually approved by the Company and Consultant in writing prior to the incurrence thereof. In the computation of Net Profits, the Consulting Fee and Non-Competition Consideration otherwise paid to the Consultant in this Agreement shall not be considered.

Non-Competition Consideration: The Company shall pay to Consultant a fixed fee in the amount of Fifty One Thousand (51,000) shares of restricted common stock of SEARCHHELP, INC. payable Seventeen Thousand (17,000) upon the Termination Date and Seventeen Thousand (17,000) shares on the first and second anniversaries of the Termination Date. These shares shall be registered pursuant to the terms and conditions of any registration rights agreement between the Company and the members or affiliates of the Consultant.